Exhibit 10.1

1441 Broadway, 22nd Floor New York, NY 10018 Tel: (212)840-7575 Fax: (212)869-1752 www.merchantfactors.com

Dated: January 6, 2015

DISCOUNT FACTORING AGREEMENT

UNIVERSAL SECURITY INSTRUMENTS, INC.

11407 Cronhill Drive, Ste A

Owings Mills, MD 21117

Attn: Harvey B. Grossblatt, President

Dear Mr. Grossblatt:

In this Agreement, UNIVERSAL SECURITY INSTRUMENTS, INC. shall hereinafter be referred to as “you” and/ or “Debtor”, and Merchant Factors Corp. shall hereinafter be referred to as “we” and/ or “Secured Party”.

We are pleased to confirm the terms and conditions on which we shall act as your sole Factor.

1. Purchase of Receivables. You hereby agree to sell and assign to us, and we agree to purchase as absolute owner from you, all receivables except designated house accounts (collectively, “Receivables,” or individually, a “Receivable,” which term shall include rights to reclamation, stoppage in transit and insurance policies relating to the merchandise covered thereby) arising from your sales of inventory or rendition of services, whether now existing or hereafter arising, including any proceeds thereof. Each Receivable shall be purchased by us for a purchase price equal to the gross amount thereof, less our commission as provided in Section 3 hereof, trade and cash discounts allowable to, or taken by, your customers, credits, cash on account and allowances (“Purchase Price”). The Purchase Price of Receivables purchased by us shall be credited to your account with us promptly following the assignment thereof. In the event that you receive any proceeds of any Receivables, you hereby agree to deliver such proceeds promptly to us in the form received. No checks, drafts or other instruments received by us shall constitute final payment of a Receivable unless and until such items have actually been collected by us.

2. Credit Approval. You may submit to us requests for credit approval of purchase orders at any time prior to shipment. Credit approvals shall be effective only if given by us in writing and only where shipments are made in compliance with the terms of the approved purchase order, within 30 days from the delivery dates specified or within 30 days from the date of our approval if no performance or delivery date is specified, whichever is earliest. In addition, approvals shall only be effective if invoices are assigned to us in accordance with the provisions of paragraph 7 herein. We shall have the right to limit any credit approval or withdraw any credit approval at any time before physical delivery is made or services are rendered and shall not have any liability to you for declining, withholding, limiting or withdrawing any credit approval. For the purposes hereof, “Credit Risk” means the risk that a Receivable will not be collected when due on its longest maturity date solely because of the customer’s financial inability to pay and not because of a dispute with the customer or any other reason. Receivables as to which we have assumed the Credit Risk are herein called “Factor Risk Receivables.” Receivables as to which you bear some of or all the Credit Risk are herein called “Client Risk Receivables.” Client Risk Receivables and invoices covering sample shipments shall be assigned to us with full recourse to you. If there is any change in the amount, terms, or shipping or delivery date of any Factor Risk Receivable (other than accepting returns and granting allowances as provided in Section 8 below), you must submit a change of terms request to us, and we shall then advise you of our decision either to retain the Credit Risk or to withdraw the credit approval of such Receivable. The uncollected amount of any Factor Risk Receivable shall be credited to your account 150 days from the due date of such Factor Risk Receivable.

3. Commissions. For our services hereunder, we shall charge you a commission (“Commission”), calculated as hereinafter provided, on each Receivable arising in your business, including both Factor Risk Receivables and Client Risk Receivables, regardless whether you shall have executed a specific instrument of assignment, other than Receivables which arise from deliveries against payment in cash or authorized credit card charge. Such Commissions shall be debited to your account with us as of the 15th day of each “Contract Month” (ending on the same day of the month as the date hereof) with respect to the aggregate amount of Receivables, other than as aforesaid, arising during the immediately prior calendar month. The Commissions on Receivables shall be equal to the following: (i).75% of the gross invoice amount thereof, except that (ii), in the case of Receivables from customers listed on our “Schedule of Surcharged Commissions,” as amended or supplemented from time to time, the percentage of the gross invoice amount thereof set forth on the aforesaid Schedule of Surcharged Commissions, plus in either case (iii), in the event that, with our prior written approval, you have granted selling terms exceeding 90 days with regard to any Receivable (whether as originally stated or as the result of a change of terms), an additional amount equal to ¼ of 1% of the gross invoice price thereof for each additional 30 days or fraction thereof so granted by you; provided, however, that in no event shall the commission on any invoice be less than $0.00. The minimum aggregate commissions, exclusive of surcharged commissions referred to above, payable under the Agreement shall be $24,000.00 for each year, commencing on:

(a)	the first day of the month during which this contract is signed by both parties, if such signing is prior to the 16th day of the month; or
(b)	the first day of the month following the month during which this contract is signed by both parties, if such signing is on or after the 16th of the month.

In all cases in computing minimum commission, surcharged commissions shall be excluded. In the event that we terminate this Agreement prior to the anniversary date, the annual minimum commission shall be prorated from the beginning of the contract year to the date of termination. In addition, you shall pay us a one-time documentation and set-up fee of $2,000.00.

4. Advances. At your request, but in our sole discretion in each instance, we may make advances to you against the Purchase Price of Factor Risk Receivables, in an amount not exceeding 80% of the amount thereof (“Advance Percentage”) and on Inventory in amounts up to 50% subject to a cap of $1,000,000.00, subject to our right to retain a reasonable amount of such Purchase Price as a reserve to cover, among other things, customers' returns, allowances, deductions and disputes in the future, and as security for the payment of all your Obligations. Any federal, state or local sales, excise or other taxes on any sales or Receivables hereunder shall be paid by you, and if we make any payment thereof, such payment shall be considered an Advance hereunder. As used herein, "Obligations" means all loans, advances and debit balances owing to us by you or any Affiliate of yours (whether or not evidenced by any note of other instrument) now existing or hereafter arising, including expenses and attorneys' fees, and “Affiliate” of any person means any person controlling, controlled by or under common control with such person. The charge for wire transfers to your bank account or other parties as directed by you shall be $25.00 each. In the event that charge is increased we will give you 30 days prior notice in writing.

5. Interest on Obligations. All Obligations shall be payable by you to us on demand and shall bear interest, payable monthly on the average daily balance of amounts advanced or charged to you hereunder, at the rate (“Effective Rate”) per annum (based on a 360 day year) of 2% in excess of the prime commercial interest rate as published in the Money Rates section of the Wall Street Journal (Eastern Edition) from time to time as the “Prime rate”. Each change in such fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. If more than one such Prime Rate is published, the highest prime Rate shall be applicable. If the Wall Street Journal ceases to be published or goes on strike or is otherwise not published for any period of time or if it ceases to publish a Prime Rate, then Lender shall in its reasonable discretion utilize any similar published prime or base rate of interest utilized for Obligations comparable to these Obligations; provided, however, that in the event the amount owing to us shall at any time exceed the Advance Percentage of aggregate Factor Risk Receivables, you agree to pay us, as additional compensation, interest at the rate which is 2% per annum above the Effective Rate until the time as the Advance Percentage is no longer being exceeded. Whenever the Prime Rate is changed, an equal change shall be made in the Effective Rate simultaneously with such change in the Prime Rate. In no event, however, shall the Effective Rate be less than 5.25% per annum (based on a 360 day year) nor shall the rate of interest payable hereunder be more than the maximum rate of interest permitted to be charged under applicable law. Any excess amount of interest paid shall deemed to be a payment of principal otherwise due hereunder. In computing interest payable hereunder, amounts received by us for your account shall be credited thereto 3 business days following our receipt thereof to allow for the collection of checks and other instruments.

In the event that your account has collected matured funds at any time, we shall pay you interest thereon at the Prime rate minus two and one-half (2 ½) percent per annum.

6. Expenses. You agree to reimburse us, upon demand, for all costs, expenses and disbursements which we may incur hereunder or with respect to loans, advances or collateral, collecting Client Risk Receivables or perfecting, protecting, enforcing, realizing upon or administering our rights hereunder. Such disbursements shall include the expenses of field exams, which we will perform once a year unless in default (which shall include a reasonable fee for the time expended in connection therewith by the person or persons making any such field exam, whether or not any such person is in our regular employ), appraisals, credit information, bank charges for letters of credit, verifications, searches, filings, recordings, retaking, holding or preparing for sale any goods purported to be included in the collateral, taxes relating to the foregoing, finishing otherwise unfinished inventory which may be purported to be included in the collateral, selling, leasing, settling or otherwise realizing upon all or any part of the collateral, postage, telephone, any charges in the nature of use and occupancy or rental we may incur for any premises where all or any part of the collateral may be, and attorneys' fees and disbursements incurred in connection with transactions and in enforcing or protecting our rights hereunder.

7. Invoicing. You shall place a notice satisfactory to us on each invoice that the related Receivable has been sold and assigned and is payable only to us or our Re-Factor, and to take all necessary steps so that payments and remittance information are directed to us, which placement of notice shall constitute an assignment of such Receivable to us whether or not you execute any specific instrument of assignment. All invoices shall be promptly mailed or otherwise transmitted by you to your customers at your expense; provided, however, that we shall have the right at any time, in our sole discretion, to take over the mailing of invoices to your customers, in which case you shall furnish us with the original and duplicates of such invoices, the originals to be mailed by us to your customer at your expense. You shall also provide us with copies of all invoices (or the equivalent for electronic invoices), at the same time as they are submitted to your customers, but in any event not later than 15 days from date of shipment; together with confirmation of the sale of Receivables to us and proof of shipment or delivery, all as we may reasonably request, except that if we request you to transmit invoices to us electronically or by a sales register, such electronic transfer or sales register shall be evidenced or accompanied by a signed assignment schedule on a form satisfactory to us and you shall retain copies of such invoices for not less than six years thereafter. You shall execute and deliver to us, from time to time, written or electronic schedules of all Receivables sold or assigned by you (identifying which are Factor Risk Receivables and which are Client Risk Receivables) in form satisfactory to us; provided, however, that any failure to execute or deliver any such schedule and/or any assignment shall not affect our security interest or other rights to such Receivables.

8. Returns; Changes; Disputes. You agree to notify us immediately upon each instance of (i) a full return, rejection, loss of or damage to merchandise covered by any Receivable, (ii) any request for extension of time to pay or request for credit or adjustment, (iii) any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby, or (iv) any other facts or circumstances with respect to any Receivable which tend in any way to diminish the sum certain payable thereon. If any such dispute, controversy or claim is not wholly adjusted within 30 days after it arises or if security, satisfactory to us, is not substituted by you within the same time and accepted by us, we may elect, in our sole discretion, to settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at your expense, and upon such terms and conditions as we in our sole discretion shall deem proper. We shall also have the right, in our sole discretion, to charge back to you at any time any items which are subject to any such dispute, controversy or claim or as to which you shall fail to provide us with copies of any related invoices or proofs when requested by us, we shall not thereafter bear any Credit Risk as to the related Receivables, but shall otherwise continue to hold all our rights thereto. You shall indemnify us against any liability, loss or expense caused by any such dispute, controversy or claim other than failure to pay solely because of a customer’s financial inability to pay, as provided in Section 2 hereof, (whether or not such dispute, controversy or claim relate to the specified receivable) You agree that you shall not grant any material allowances, credits or adjustments to customers, re-date any invoice or accept any return of merchandise, without advance notification to us and our prior written consent in each instance.

You shall furnish to us promptly with a copy of each credit memorandum issued to any customer (and shall not furnish any such copy to anyone else), it being understood that our Commission, as originally computed, shall not be reduced because of any such credit. If any merchandise from the sale of which any Receivable arises shall be returned by or recovered from your customer, you shall forthwith pay us the full amount of the related Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment, the merchandise returned or recovered shall be segregated and identified by you as property held in trust for our benefit, and upon our request, you shall, at your expense, deliver the same to us or for our account or upon our order to such place or places as we may designate. We may sell any such returned or recovered merchandise, at such prices and upon such terms as we may deem proper, and in the event of any public sale thereof, we may be the purchaser. The proceeds of any such sale or sales shall first be charged with the costs and expenses, including reasonable attorneys' fees, of and incident to such sale, and the balance, if any, shall be credited to your account with us.

9. Security Interest. As security for the payment and performance of all obligations at any time owing by Debtor to Secured Party, Debtor hereby grants, and Secured Party shall have, a first priority continuing security interest in the following and all proceeds, products and accessions, if any, and all goods, instruments, documents of title, policies and certificates of insurance, subject to other liens in which Secured Party would have a second priority continuing security interest, (hereinafter called the “Collateral”):

(a)	(i) All presently existing and hereafter arising accounts and whether or not sold hereunder, contract rights, and all other forms of obligations arising out of the sale or lease of goods or the rendition of services, whether or not earned by performance and any and all credit insurance, guarantees, and security therefor, as well as all returned or reclaimed merchandise related to any of the foregoing; deposit accounts, commercial tort claims; letter of credit rights; electronic chattel paper and license fees (hereinafter referred to as “Accounts”); and

(ii) All sums at any time standing to Debtor’s credit on the books of any Affiliate, and all property in the possession of any Affiliate or on which it has a lien or security interest; and

(iii) All books and records relating to any of the foregoing including ledgers; records indicating, summarizing or evidencing Debtor’s assets or liabilities, or the collateral; all information relating to Debtor’s business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information, and the equipment containing such information; any money, deposit accounts, or assets of Debtor which hereafter come into Secured Party’s possession, custody or control (hereinafter referred to as “Books and Records”); and/or

(b)	All present and future inventory, including goods held for sale or lease or to be furnished under a contract of service, and all present and future raw materials, work in process, finished goods and packing and shipping materials, wherever located, and any documents of title representing any of the foregoing (hereinafter referred to as “Inventory”); and/or Debtor agrees to execute and deliver to Secured Party all financing statements and other documents and instruments which Secured Party may request to perfect the security interests granted hereunder and hereby authorize Secured Party to execute and file alone any such financing statements with respect to such security interest(s). Secured Party shall not be required to seek repayment of Debtors Obligations to Secured Party through the liquidation of property in which we hold a security interest and Debtor shall at all times remain liable for the repayment on demand of all such Obligations.

10. Protection of Collateral.

a. The principal and other places of business of Debtor, the books and records relating to the Collateral and the Collateral are and shall remain located at the addresses set forth below and Debtor will not change any of the same without prior written notice to and consent of Secured Party.

b. Debtor will immediately advise Secured Party in writing of any opening of any new place of business.

c. Debtor will pay when due all taxes, license fees and assessments relating to the Collateral.

d. Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations.

e. Debtor will at all times keep the Collateral in first class condition, excepting any loss, damage, or destruction which is fully covered by proceeds of insurance.

f. Debtor shall insure the Collateral until Secured Party’s security interest is terminated against all risks to which it is exposed, including loss, damage, fire, theft, and all other such risks, in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Secured Party, which policies shall provide that loss thereunder shall be payable to Secured Party as its interests may appear (upon a New York standard mortgagee clause [long form]), and Secured Party may apply any proceeds of such insurance which may be received by it for payment of the Liabilities, whether or not due, in such order of application as Secured Party may determine, and such policies or certificates thereon or duplicates thereof shall immediately be deposited with Secured Party

g. The Collateral is and shall be maintained as personal property and shall not, by reason of attachment or connection to any realty, either become or be deemed to be a fixture or appurtenance to such realty, and shall at all times be severable therefrom without material damage to the realty.

11. Books and Records. You agree to maintain, at your expense, proper books and records in accordance with generally accepted accounting principles. All such statements and information shall fairly present your financial condition as of the dates, and the results of your operations for the period, for which the same are furnished. We shall have the right to inspect and make extracts from such books and all of your files, records and correspondence at all reasonable times. You shall furnish us with balance sheets, statements of profit and loss, interim financial statements and such other information regarding your business and financial affairs as we may from time to time reasonably request, including reviewed financial statements within 120 days after the end of each fiscal year, prepared by certified public accountants acceptable to us.

12. Monthly Accounts. We shall make available to you by mail or online, at our option, a monthly account current as of the last day of the preceding month. You agree to view each month’s statement online at www.merchantfactors.com, by using your assigned username and password. Each monthly account statement shall be considered correct unless, within 30 days after the last day of the month, you deliver to us written notice of any objections which you may have to such account, provided, however, that you waive any right of presentment and protest to which you might otherwise be entitled. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by you. Subject to the foregoing, our books and records will be admissible in any action between us as prima facie evidence of the status of the account between us.

13. Re-Factoring. You acknowledge that, from time to time, we may reassign and resell the Receivables to another factor designated by us, or another business entity providing similar services (collectively, the “Re-Factor"), as we in our sole discretion may determine, and without notice to you. Wherever herein “we,” “our” or “us” are referred to, such reference shall include the Re-Factor, which shall have all the rights and remedies, and be entitled to rely to the same extent as are we, acting jointly and/or severally with us or through us acting as its agent, on all the representations, warranties, covenants, waivers and indemnifications which made, granted or entered into by you for our benefit herein. The aforesaid rights and remedies of the Re-Factor shall include (i) the right to have invoices marked as payable to the Re-Factor, (ii) the power to sign payment and security instruments as your attorney-in-fact, (iii) right to be reimbursed by you for its expenses, and (iv) rights to file UCC financing statements and to deal with our collateral in the case of an Event of Default (as defined in Section 16 hereof). You agree to send to the Re-Factor at its request copies of all documents and information which you are required hereby to send to us and shall execute such documents as the Re-factor may deem appropriate to confirm or enforce any of its rights hereunder; provided however that the Re-Factor shall not have any liability to you on account of any re-factoring to the Re-Factor hereunder and you shall look solely to us for the enforcement of your rights under this Agreement.

14. Power of Attorney. You hereby appoint us or our designee as your attorney-in-fact, and ratify and approve all our acts as such attorney-in-fact, to endorse your name on any checks (including, without limitation, checks from customers), notes, acceptances, money orders, drafts or other forms of payment or security that may come into our possession and to sign your name on any invoice or bill of lading relating to any Receivables and on drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of accounts and notices to customers and, in the Event of Default, to direct all mail to be delivered to our office with full authority to open same and effectuate our rights under this Agreement. This is a power coupled with an interest and as such is irrevocable until all Obligations of you to us have been fully satisfied.

15. Representations, Warranties and Covenants. You hereby represent and warrant that each Receivable assigned to us shall cover a bona fide sale and delivery of merchandise or rendition of services by you to your customers in the ordinary course of business; relate to merchandise or services which have been accepted by your customers to your knowledge without dispute; be payable in accordance with the terms of related invoice; and be absolutely enforceable against your customers free and clear of any lien, encumbrance or dispute, and at the time of assignment of such Receivable to us you shall not be aware of anything detrimental to your customer's credit. You further represent and warrant that your legal name and address are as set forth herein; that such address is your chief place of business where your records relating to Receivables are kept; you are a duly organized and validly existing business entity organized under the laws of the State of New York, and are qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of such financial statements. You covenant and agree not to change your mailing address, chief place of business, or office where your records relating to Receivables are kept without giving us prior written notice thereof; to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time, including financial statements as of the end of each fiscal year; to hold in trust for our benefit any remittances received directly by you and immediately to deliver to you the identical checks, documents, instruments or moneys received in the same form as received by you; and to comply with all applicable tax laws. You consent to our use of a lockbox account for the deposit of remittances received in payment of Receivables and acknowledge that you are not authorized or entitled to pledge our credit to any person for any purpose whatsoever.

16. Term and Termination. We shall have the right to terminate this Agreement at any time upon not less than thirty (30) days prior written notice. This Agreement shall have an initial term of two (2) years, ending on the second anniversary of the date hereof, and shall be automatically renewed for successive two-year periods unless you give us not less than 60-day’s prior written notice, by certified mail -- return receipt requested, of your determination that this Agreement should not be so renewed. If, for any reason, you request us to terminate this Agreement other than upon 60-day’s prior written notice as aforesaid (but in no event upon less than 30-day’s prior written notice), then you agree to pay us an early termination fee equal, for each month remaining in the current term hereof (prorated for any fraction of a month), to one time the average monthly amount of interest and commission which you paid us during the shorter of (i) the year prior to your designated termination date, and (ii) the period beginning on the date hereof and ending on such termination date. Notwithstanding any termination hereof, we shall retain our security interest in, and title to, all existing and future Receivables and other collateral held by us hereunder until all the Obligations owed by you to us shall have been fully paid, and until such time you agree to continue to assign all Receivables, to turn over all collections, to us without any obligation on our part to make further advances to you. In addition, you agree that in the event of any release of our security interest in, and title to, any collateral held by us hereunder at such time as all the Obligations owed by you to us shall have been fully paid, such release shall constitute a general release by you of us and each of our affiliates, shareholders, directors, officers, successors, assigns, agents and representatives (in such capacity, collectively the "Releasees"), from all causes of action, controversies, agreements, promises, damages, claims and demands whatsoever in law or equity against any of the Releasees, which either you or your affiliates, shareholders, directors, officers, successors, assigns, agents, representatives, heirs, executors or administrators ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of such release of our security interest in, and title to, any collateral held by us hereunder.

17. Events of Default. Each of the following events shall be an “Event of Default” hereunder: (i) you shall fail to pay(which we will give you 5 business days to cure), when due, any Obligation owing from you to us or shall fail to make any other remittance to us required by this Agreement; or (ii) you shall fail to deliver to us a copy of your annual financial statements reviewed and approved by your certified public accountants within 120 days following the last day of your fiscal year; or (iii) you shall fail to assign to us hereunder each Receivable (except declines, CODs and credit card shipments) arising from your sales of inventory or rendition of services, whether now existing or hereafter arising, including any proceeds thereof; or (iv) you shall fail to deliver to us promptly any proceeds of any Receivables received by you; or (v) you shall commit any other material breach of this Agreement, as amended or supplemented, or any other agreement to which you or any Affiliate of yours is a party or by which such person or its property is bound (including failure timely to deliver to us your reviewed annual financial statements); or (vi) any of your representations or warranties herein shall be materially incorrect; or (vii) any other event shall occur which might, in our opinion, have a material adverse effect on your financial or business condition, operations or prospects or otherwise cause us to deem ourselves insecure; or (viii) a petition in bankruptcy or for reorganization shall be filed by or against you or any guarantor (“Guarantor”) for our benefit of any Obligations, or (ix) you or any Guarantor shall (A) become insolvent; (B) be unable to repay its respective debts as they mature; (C) make an assignment for the benefit of creditors; (D) call a meeting of creditors for a composition of debts; (E) make any misrepresentation to us in connection with this Agreement or any transaction relating thereto; or (F) make any misrepresentation or fail to make any payment due to any Affiliate of secured party.

18. Remedies. Upon the occurrence of an Event of Default, (i) the Effective Rate provided for in Section 5 hereof shall be increased by 3% per annum (subject to the legal maximum), and (ii) we shall have all the rights and remedies of a secured party under the Uniform Commercial Code and, in addition, we shall have the right to terminate this Agreement (except for those provisions which by their terms are not clearly intended to expire upon, or which have otherwise been agreed to survive, such termination) at any time without notice, in which case all of your Obligations to us, whether incurred under this Agreement or otherwise shall become immediately due and payable without notice or demand and, except as otherwise required by law, we may at any time or times sell and dispose of any or all property subject to our security interest and/or other collateral held by us hereunder at public or private sale, for cash, upon credit or otherwise, free from any right of redemption, at such prices and upon such terms as we deem advisable, in our sole discretion, and you hereby waive any requirement for demand, advertisement or notice as a condition of such sale or other disposition; and, provided, however, that you further agree that any requirement of reasonable notice shall be met if we mail notice to you postage prepaid at your address as set forth herein at least five days before the time of sale or other disposition with the proceeds thereof to be applied first to all costs and expenses of sale, including the fees and disbursements of our counsel, and then to the payment of all your Obligations to us. Thereafter, we shall return any excess proceeds to you and you shall remain liable to us for any deficiency thereof.

19. Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state. Each of the parties hereto hereby consents to the exclusive jurisdiction of the state or federal courts located in the Borough of Manhattan, New York, and agrees that any action concerning a dispute arising out of or relating to this Agreement shall be brought in any such court and that process, notice of motion, or other application of the court, or a judge thereof, or any notice in connection with the proceedings provided for herein may be served on the parties hereto within or without the State of New York by certified mail. EACH OF SAID PARTIES DOES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDING.

20. Notices. Notices hereunder shall be in writing and shall be deemed duly given (i) upon mailing a confirmation by first class mail, postage prepaid, of a facsimile or email transmission, (ii) when sent by overnight delivery by courier, or (iii) when mailed by registered or certified mail, return receipt requested and postage prepaid, to the address of recipient in the documentation for this Agreement.

21. Miscellaneous Provisions. No failure to exercise any power or right hereunder shall operate as a waiver thereof. Our rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which we may have. Modifications hereof or waivers hereunder shall be effective only if in writing. Notices and other communications hereunder shall be in writing sent to the other party at the address specified herein. We (but not you) shall have the right to assign this Agreement and all our rights hereunder. This agreement shall inure to the benefit of and shall bind our respective successors and assigns.

Very truly yours,

MERCHANT FACTORS CORP.

By:	/s/
ADAM WINTERS
President & C.E.O.

Accepted:
UNIVERSAL SECURITY INSTRUMENTS, INC.

By:	/s/
HARVEY B. BROSSBLATT
President

Principal’s Place of Business :
11407 Cronhill Drive, Ste A
Owings Mills MD 21117

Other Places of Business and
All locations of collateral.
USI Warehouse
2850 E. Del Amo Blvd.
Carson, CA 90221

ALL PRO SALES, INC.
1108 Quaker Street
Dallas, TX 75207

LCM DISTRIBUTION SERVICES, INC.
1080 Clay Avenue, Unit 2
Burlington, Ontario Canada L7L OA1

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